Exhibit 99.1

Mitel Reports Fourth Quarter and Fiscal 2013 Financial Results

-Fourth Quarter Revenue and Non-GAAP EPS Exceed Consensus

- Completes acquisition of prairieFyre

OTTAWA, Ontario – June 24, 2013 (GLOBE NEWSWIRE) – Mitel® (Nasdaq: MITL; TSX: MNW), a leading provider of cloud and premise-based unified communications and collaboration (UCC) solutions, today announced financial results for the fourth quarter and fiscal year ended April 30, 2013. All financial results are in U.S. dollars.

“In the fourth quarter, we are pleased to have exceeded our guidance for revenue and gross margin,” said Richard McBee, Chief Executive Officer, Mitel. “We had solid sequential revenue growth of 6% resulting from our continued focus on both our premise-based business and our cloud service offerings. This month, we announced and completed the acquisition of the contact center OEM supplier prairieFyre, which will allow us to capitalize on the increasing market demand for contact center solutions. We also significantly enhanced our sales leadership with the appointment of three new sales executives in the Americas.”

Fiscal Fourth Quarter 2013 Financial Highlights

•	Adjusted EBITDA from continuing operations for the fourth quarter of fiscal 2013 was $25.5 million or 16.9% of revenues.

•

Non-GAAP net income from continuing operations for the fourth quarter of fiscal 2013 was $14.1 million, or $0.25 per share, Net income from continuing operations for the fourth quarter of fiscal 2013 was $8.3 million, or $0.14 per share, diluted.

•	Revenue from continuing operations for the fourth quarter of fiscal 2013 was $150.9 million.

•	Gross margin from continuing operations was 56.1%

•

Cash and cash equivalents as of April 30, 2013 were $69 million, supplemented by an available, undrawn $40 million line of credit providing $109 million of liquidity. In the fourth quarter, we used $28 million of cash to reduce our debt in conjunction with our successful debt refinancing.

•	Operating cash flows for the fourth quarter of fiscal 2013 were $6.6 million.

Fiscal 2013 Financial Highlights

•	Adjusted EBITDA from continuing operations for fiscal 2013 was $85.0 million or 14.7% of revenues.

•	Non-GAAP net income from continuing operations for fiscal 2013 was $45.6 million, or $0.81 per share.

•	Net income from continuing operations for fiscal 2013 was $9.9 million, or $0.18 per share, diluted.

•	Revenue from continuing operations for fiscal year 2013 was $576.9 million.

•	Gross margins from continuing operations for fiscal year 2013 were 55.6%.

As in prior periods, due to the announced sale of DataNet/CommSource, which was completed on March 1, 2013, the results of that business unit are presented as discontinued operations, and prior period amounts have been adjusted accordingly.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

Business Unit Results

•

Mitel Communications Solutions revenues for the fourth quarter of fiscal 2013 were $125.9 million. Operating margin for the fourth quarter of fiscal 2013 was 25%. For the fiscal year 2013 revenues were $480.3 million and operating margin was 23%.

•

Mitel NetSolutions revenues for the fourth quarter of fiscal 2013 were $21.6 million. Operating margin for the fourth quarter of fiscal 2013 was 22%. For fiscal year 2013 revenues were $84.2 million and operating margin was 22%.

“Although it was a challenging year for our industry, we were successful in expanding gross margins and EBITDA margins through our disciplined execution while maintaining our technology leadership in our virtualization and cloud offerings,” said Steve Spooner, Chief Financial Officer, Mitel. “Our recent acquisition of prairieFyre is a key part of our strategy to give us the opportunity to expand revenue and margins while further strengthening Mitel’s position in the growing contact center market.”

Business Highlights

•	Acquisition of prairieFyre in the first quarter of fiscal year 2014, in which the net cash cost to the Company was approximately $20 million.

•

Strengthened sales leadership with the appointments of Joe Vitalone as Executive Vice President of Sales in the Americas, Tim Gaines as Vice President of Sales for the U.S. and CALA, and Sandra Hill as Vice President of Channel Management and Distribution for the U.S. and CALA and the promotions of Joe Ward to Vice President of Sales for Mitel VIP Account Customers in the U.S. and Josh Hoslette to Vice President of Sales and Engineering, Americas.

•	Entered into a wholesale agreement with Sprint to deliver cloud solutions for resellers serving small- and mid-sized businesses in the U.S.

•	Continued growth of Mitel’s cloud customer base with more than 33,000 new cloud users added in the fourth quarter, bringing the total installed base to more than 262,000 cloud users.

•	Release of MiVoice for Lync and MiCollab with Google integration, designed to enable customers to leverage existing technology investments by interoperating with leading IT environments.

Business Outlook

Mitel has set the following financial performance guidance for the first quarter of fiscal year 2014 ending July 31, 2013.

•	Revenue from continuing operations is expected to be in the range of $140 to $145 million.

•	Gross margin percentage from continuing operations is expected to be in the range of 55.0 to 56.0 percent.

•

Non-GAAP operating expenses as a percentage of revenue from continuing operations are expected to be in the range of 45.0 to 46.0 percent. Non-GAAP operating expenses include SG&A and R&D expenses but exclude estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EST (2:00 p.m. PST) to discuss its financial results for the fourth quarter and fiscal year ended April 30, 2013. To access the conference call, dial 866-322-1159. Callers outside the U.S. and Canada should dial 416-640-3404. A replay of the conference call will be available through Saturday, June 29, 2013. To access the replay, please dial 888-203-1112 and enter pass code 2171897. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 2171897. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including adjusted EBITDA, non-GAAP income, non-GAAP income per share and non-GAAP operating expenses. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release. In addition, where this press release references “consensus”, consensus is considered to be the average analyst estimates as summarized on Thomson Reuters Knowledge on June 23, 2013.

Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. Actual results may differ materially from those presented in forward-looking statements. Material risks that could cause actual results to differ include: our ability to achieve or sustain profitability in the future; fluctuations in our quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; our ability to successfully implement our restructuring plans; our ability to successfully integrate the prairieFyre acquisition; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K. We have made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of our business; our ability to successfully implement our restructuring plans; and, stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of our future prospects, and it may not be appropriate for other purposes. Except as required by law, Mitel will not necessarily update forward-looking statements.

About Mitel

Mitel® (Nasdaq:MITL) (TSX:MNW) is a global provider of unified communications and collaboration (UCC) software, solutions and services that enable organizations to conduct business anywhere, over any medium with the device of their choice. Through a single cloud-ready software stream, Mitel’s Freedom architecture provides customers in over 100 countries the flexibility and simplicity needed to support today’s dynamic work environment. For more information visit www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Cynthia Hiponia and Alice Kousoum (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	April 30,	April 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$69.0	$78.7
Accounts receivable	123.0	129.0
Sales-type lease receivables	15.4	16.9
Inventories	27.9	28.3
Deferred tax asset	17.2	12.9
Other current assets	32.4	33.8
Assets of component held for sale, current	—	3.4

	284.9	303.0
Non-current portion of sales-type lease receivables	18.7	23.6
Deferred tax asset	119.7	117.4
Property and equipment	30.1	21.5
Identifiable intangible assets	55.9	78.5
Goodwill	132.6	132.6
Other non-current assets	14.5	8.7
Assets of component held for sale, non-current	—	1.9

	$656.4	$687.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$101.1	$104.3
Current portion of deferred revenue	32.4	33.3
Current portion of long-term debt	6.5	4.6

	140.0	142.2
Long-term debt	281.6	307.2
Lease recourse liability	3.8	5.7
Long-term portion of deferred revenue	14.8	12.1
Deferred tax liability	23.4	35.9
Pension liability	90.5	75.2
Other non-current liabilities	18.3	19.1

	572.4	597.4
Shareholders’ equity	84.0	89.8

	$656.4	$687.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended April 30, 2013	Quarter Ended April 30, 2012	Year Ended April 30, 2013	Year Ended April 30, 2012
Revenues	$150.9	$157.6	$576.9	$611.8
Cost of revenues	66.2	69.9	256.3	282.4

Gross margin	84.7	87.7	320.6	329.4

Expenses:
Selling, general and administrative	55.9	55.6	221.0	222.9
Research and development	13.5	14.8	55.7	58.6
Special charges and restructuring costs	1.7	1.1	20.3	17.1
Loss on litigation settlement	—	0.5	1.5	1.5

	71.1	72.0	298.5	300.1

Operating income from continuing operations	13.6	15.7	22.1	29.3
Interest expense	(5.8)	(4.7)	(19.7)	(18.8)
Debt and warrant retirement costs	(2.6)	—	(2.6)	—
Other income (expense), net	0.4	0.3	1.3	(0.7)

Net income (loss) from continuing operations, before income taxes	5.6	11.3	1.1	9.8
Current income tax recovery (expense)	1.2	(7.5)	(10.3)	(8.4)
Deferred income tax recovery (expense)	1.5	46.0	19.1	47.8

Net income from continuing operations	8.3	49.8	9.9	49.2
Net income (loss) from discontinued operations	(0.2)	(0.6)	(3.7)	0.6

Net income	$8.1	$49.2	$6.2	$49.8

Net income (loss) per common share - Basic
From continuing operations	$0.15	$0.93	$0.19	$0.92
From discontinued operations	$—	$(0.01)	$(0.07)	$0.01
Net loss per common share - Basic	$0.15	$0.92	$0.12	$0.93

Net income (loss) per common share - Diluted
From continuing operations	$0.14	$0.89	$0.18	$0.88
From discontinued operations	$—	$(0.01)	$(0.07)	$0.01
Net loss per common share - Diluted	$0.14	$0.88	$0.11	$0.89

Weighted-average number of common shares outstanding (in millions):
Basic	53.7	53.6	53.7	53.5
Diluted	56.2	56.1	56.2	56.0

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended April 30, 2013	Quarter Ended April 30, 2012	Year Ended April 30, 2013	Year Ended April 30, 2012
Cash provided by (used in):
Net cash provided by operating activities	$6.6	$3.4	$44.0	$35.0
Net cash used in investing activities	(1.1)	(0.9)	(11.6)	(12.8)
Net cash used in financing activities	(36.8)	(1.3)	(41.1)	(16.6)
Effect of exchange rate changes on cash balances	(0.3)	0.6	(1.0)	(0.8)

Net increase (decrease) in cash and cash equivalents	(31.6)	1.8	(9.7)	4.8

Cash and cash equivalents, beginning of period	100.6	76.9	78.7	73.9

Cash and cash equivalents, end of period	$69.0	$78.7	$69.0	$78.7

Additional information on capital expenditures:
Capital expenditures acquired with cash	1.0	1.7	11.8	13.6
Capital expenditures financed through capital leases	1.7	1.5	9.1	2.7

Total capital expenditures	$2.7	$3.2	$20.9	$16.3

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended April 30, 2013	Quarter Ended April 30, 2012	Year Ended April 30, 2013	Year Ended April 30, 2012
Net income from continuing operations	$8.3	$49.8	$9.9	$49.2
Income tax recovery	(2.7)	(38.5)	(8.8)	(39.4)

Net income from continuing operations, before income taxes	5.6	11.3	1.1	9.8

Adjustments:
Foreign exchange loss (gain)	(0.3)	—	(0.2)	1.5
Special charges and restructuring costs	1.7	1.1	20.3	17.1
Stock-based compensation	0.9	1.0	4.2	4.8
Loss on litigation settlement	—	0.5	1.5	1.5
Debt and warrant retirement costs	2.6	—	2.6	—
Amortization of acquisition-related intangibles assets	5.5	5.5	22.3	22.3

Non-GAAP net income from continuing operations, before income taxes	16.0	19.4	51.8	57.0
Non-GAAP tax expense(1)	(1.9)	(2.3)	(6.2)	(6.8)

Non-GAAP net income from continuing operations	14.1	17.1	45.6	50.2
Non-GAAP net income (loss) from discontinued operations	(0.2)	(0.8)	(1.2)	1.0

Non-GAAP net income	$13.9	$16.3	$44.4	$51.2

Non-GAAP net income (loss) per share, diluted:
Non-GAAP net income per common share from continuing operations	$0.25	$0.30	$0.81	$0.89
Non-GAAP net income (loss) per common share from discontinued operations	$—	$(0.01)	$(0.02)	$0.02
Non-GAAP net income per common share	$0.25	$0.29	$0.79	$0.91
Weighted-average number of common shares outstanding (in millions):	56.2	56.1	56.2	56.0

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended April 30, 2013	Quarter Ended April 30, 2012	Year Ended April 30, 2013	Year Ended April 30, 2012
Net income	$8.1	$49.2	$6.2	$49.8
Net loss (income) from discontinued operations	0.2	0.6	3.7	(0.6)

Net income from continuing operations	8.3	49.8	9.9	49.2
Adjustments:
Interest expense	5.8	4.7	19.7	18.8
Income tax recovery	(2.7)	(38.5)	(8.8)	(39.4)
Amortization and depreciation	9.2	8.7	35.8	33.4
Foreign exchange loss (gain)	(0.3)	—	(0.2)	1.5
Special charges and restructuring costs	1.7	1.1	20.3	17.1
Stock-based compensation	0.9	1.0	4.2	4.8
Loss on litigation settlement	—	0.5	1.5	1.5
Debt and warrant retirement costs	2.6	—	2.6	—

Adjusted EBITDA from continuing operations	25.5	27.3	85.0	86.9

Adjusted EBITDA from discontinued operations(1)	(0.2)	(0.9)	(1.3)	1.1

Adjusted EBITDA	$25.3	$26.4	$83.7	$88.0

(1)	The reconciliation of net income (loss) from discontinued operations to Adjusted EBITDA from discontinued operations for the quarter ended April 30, 2013 and the quarter and year ended April 30, 2012 consists of income tax expense (recovery) of nil, ($0.3) and $0.5, respectively. The reconciliation of net income from discontinued operations to Adjusted EBITDA from discontinued operations for the year ended April 30, 2013 consists of special charges and restructuring costs of $1.6, non-cash impairment of goodwill of $1.9 and income tax recovery of ($1.1).

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended April 30, 2013	Quarter Ended April 30, 2012	Year Ended April 30, 2013	Year Ended April 30, 2012
Revenues
Mitel Communications Solutions	$125.9	$133.7	$480.3	$514.7
NetSolutions	21.6	20.4	84.2	81.0
Other(1)	3.4	3.5	12.4	16.1

Total revenues	$150.9	$157.6	$576.9	$611.8

Segment income
Mitel Communications Solutions	$31.4	$32.3	$108.5	$112.3
NetSolutions	4.8	4.7	18.9	18.6
Other(1)	0.6	0.7	2.2	3.1

Total segment income	$36.8	$37.7	$129.6	$134.0

(1)	The operations of DataNet and CommSource are recorded as discontinued operations and therefore are excluded from the periods presented.